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                                                              EXHIBIT (b)(10)(b)



                       Consent of Independent Accountants




We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-4 of our reports dated April 7, 1998 and February 28, 1997, relating to the statutory basis financial statements of Life Insurance Company of the Southwest which appear in such Statement of Additional Information.
We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.






PricewaterhouseCoopers LLP
Dallas, Texas
July 31, 1998